UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000 - 26728 (State of incorporation) (Commission file number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant'’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TALK AMERICA HOLDINGS, INC.

Item 2.01 Completion of Acquisition or Disposition of Assets

  As previously reported in our Current Report on Form 8-K filed on July 15, 2005, on July 13, 2005, we completed our acquisition of LDMI Telecommunications, Inc. (“LDMI”) as provided in the Agreement and Plan of Merger dated as of May 23, 2005 (the “Acquisition Agreement”), among LDMI, us and one of our subsidiaries, a copy of which was previously filed with the Securities and Exchange Commission. LDMI was privately held and is a facilities-based competitive local exchange carrier serving business and residential customers primarily in Michigan and Ohio. Under the terms of the Acquisition Agreement, at the effective time of the acquisition on July 13, 2005, our subsidiary was merged (the “Merger”) into LDMI, LDMI became our indirect wholly owned subsidiary and, in exchange for all of the stock of LDMI, we paid $24 million in cash and issued 1.8 million shares of our common stock, 90,000 of which shares, together with approximately $1.1 million of the cash consideration paid by us, have been deposited in escrow to be held as security for certain indemnification obligations to us under the Acquisition Agreement, pursuant to an Escrow Agreement, dated as of July 13, 2005, a copy of which was previously filed with the Securities and Exchange Commission. Also in connection with the closing of the acquisition, approximately $4.7 million of LDMI’s debt was repaid.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of LDMI Telecommunications, Inc. and its subsidiaries as of and for the year ended December 31, 2004, together with Report of Independent Auditors, are included in this Report beginning on page F-2.

The unaudited consolidated financial statements of LDMI Telecommunications, Inc. and its subsidiaries as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 are included in this Report beginning on page F- 17.

(b)	Pro Forma Financial Information

Unaudited pro forma condensed combined financial information of Talk America Holdings, Inc. for the year ended December 31, 2004 and the three months ended March 31, 2005 reflecting the Merger is included in this Report beginning on page F-24.

(c)	Exhibits

Number  Description

5.1	Consent of PricewaterhouseCoopers LLP.

10.1
Agreement and Plan of Merger, dated as of May 23, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc. and Lion Acquisition Corp. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated July 15, 2005).

10.2
Escrow Agreement, dated as of July 13, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc., the Representatives named therein and U.S. Bank National Association, as Escrow Agent (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated July 15, 2005).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TALK AMERICA HOLDINGS, INC.

Date: July 29, 2005	By: /s/ Aloysius T. Lawn IV Aloysius T. Lawn IV Executive Vice President - General Counsel and Secretary

3

Consolidated Financial Statements and Pro Forma Condensed Combined Financial Information
                                                                                                       Page(s)

LDMI Telecommunications, Inc. and Subsidiaries Consolidated Financial Statements for Year Ended December 31, 2004 (audited)

Report of Independent Auditors                                                F-2

Consolidated Balance Sheet                                                  F-3

Consolidated Statement of Operations                                                                           F-4

Consolidated Statement of Stockholders’ Deficit                                                                      F-5

Consolidated Statement of Cash Flows                                                                           F-6

Notes to Consolidated Financial Statements                                                                           F-7

LDMI Telecommunications, Inc. and Subsidiaries Consolidated Financial Statements for the Three Months Ended March 31, 2005 and 2004 (unaudited)

Consolidated Balance Sheet                                                                                      F-17

Consolidated Statement of Operations                                                                            F-18

Consolidated Statement of Cash Flows                                                                               F-19

Notes to Consolidated Financial Statements                                                                     F-20

Talk America Holdings, Inc. Unaudited Pro Forma Condensed Combined Financial Information

Introduction                                                                                            F-24

Pro Forma Condensed Combined Balance Sheet as of March 31, 2005                                                                 F-25

Pro Forma Condensed Combined Statement of Operations as of December 31, 2004                                                 F-26

Pro Forma Condensed Combined Statement of Operations as of March 31, 2005                                                       F-27

Notes to Unaudited Pro Forma Condensed Combined Financial Information                                                              F-28

Report of Independent Auditors

To the Stockholders and Board of Directors of
LDMI Telecommunications, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of LDMI Telecommunications, Inc. and its subsidiaries at December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

March 25, 2005
Bloomfield Hills, Michigan

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2004

2004

Assets
Current Assets
Cash and cash equivalents	$1,856,488
Accounts receivable (net of allowance of $976,874 at December 31, 2004)	11,845,213
Prepaid expenses and other current assets	1,343,730
Total current assets	15,045,431
Property and equipment, net	17,676,213
Investments	75,555
Intangible and other assets, net	356,551
Security deposits	205,416

Total assets	$33,359,166

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Line of credit	$4,185,716
Current portion of long-term debt	2,394,916
Trade accounts payable	10,941,766
Deferred revenue	3,106,909
Accrued compensation, taxes and other liabilities	3,818,288
Total current liabilities	24,447,595
Long-term debt (exclusive of current maturities)	2,639,260
Total liabilities	27,086,855

Series A, 6% Senior Convertible Participating preferred stock (no par value; 1,950,000 shares authorized; 1,938,320 shares issued and
outstanding; liquidation value of $5,216,535 at December 31, 2004)	5,136,040
Series B, 6% Senior Convertible preferred stock (no par value;
5,100,000 shares authorized; 4,902,000 shares issued and outstanding;
liquidation value of $13,818,431 at December 31, 2004)	13,791,865
Series C, 6% Senior Convertible preferred stock (no par
value; 4,500,000 shares authorized; 4,086,085 shares issued and outstanding;
liquidation value of $22,250,691 at December 31, 2004)	22,218,530
Series D, 6% Senior Convertible preferred stock (no par
value; 7,500,000 shares authorized; 4,651,162 shares issued and outstanding;
liquidation value of $12,233,065 at December 31, 2004)	11,988,808
Series E, 8% Senior Convertible preferred stock (no par value;
4,000,000, shares authorized; 3,870,968 shares issued and outstanding;
liquidation value of $6,769,951 at December 31, 2004)	6,635,572
Stockholders' Deficit
Common stock ($.01 par value; 45,000,000 shares authorized; 7,990,213
shares issued and outstanding at December 31, 2004)	79,902
Additional paid-in capital - common stock	8,255,543
Additional paid-in capital - warrants	165,582
Accumulated deficit	(61,999,531)
Total stockholders' deficit	(53,498,504)

Total liabilities, convertible preferred stock and stockholders' deficit	$33,359,166

The accompanying notes are an integral part of these consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Statement of Operations
For the Year Ended December 31, 2004

2004

Net revenue	$120,651,912

Costs and expenses:
Cost of revenues (excluding depreciation and amortization below)	59,898,215
Selling, general and administrative	55,188,276
Depreciation and amortization	6,489,426
Total costs and expenses	121,575,917

Operating Loss	(924,005)

Other income	42,073
Interest expense	(1,174,752)

Net loss	$(2,056,684)

The accompanying notes are an integral part of the consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Statement of Stockholders’ Deficit
For the Year Ended December 31, 2004

	Common stock (1)	Common stock additional paid-in capital	Warrants additional paid-in capital	Accumulated deficit	Total

Balances, January 1, 2004	$79,901	$8,255,444	$165,582	$(56,876,279)	$(48,375,352)

Dividends accrued
Series A				(189,288)	(189,288)
Series B				(675,761)	(675,761)
Series C				(960,503)	(960,503)
Series D				(659,735)	(659,735)
Series E				(465,988)	(465,988)
Accretion to higher of liquidation value or estimated fair value
Series A				(25,371)	(25,371)
Series B				(8,181)	(8,181)
Series C				(10,721)	(10,721)
Series D				(26,226)	(26,226)
Series E				(44,794)	(44,794)

Exercise of stock options	1	99			100

Net loss				(2,056,684)	(2,056,684)

Balances, December 31, 2004	$79,902	$8,255,543	$165,582	$(61,999,531)	$(53,498,504)

(1) The number of shares of common stock outstanding was 7,990,213 at December 31, 2004 and 7,990,113 at January 1, 2004.

The accompanying notes are an integral part of the consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2004

2004
Cash flows used in operating activities
Net loss	$(2,056,684)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	6,489,426
Loss on disposal of property and equipment	374,186
Changes in assets and liabilities that provided (used) cash
Accounts receivable	881,258
Prepaid expenses and other current assets	61,912
Other assets	(14,154)
Trade accounts payable	(1,065,982)
Accrued liabilities	(346,024)
Net cash provided by operating activities	4,323,938
Cash flows from investing activities
Acquisitions of property and equipment	(5,649,754)
Net cash used in investing activities	(5,649,754)
Cash flows from financing activities
Repayment of long-term debt	(2,859,802)
Net borrowings on line of credit	3,153,383
Proceeds from exercise of stock options	100
Net cash provided by financing activities	293,681
Net decrease in cash	(1,032,135)
Cash and cash equivalents, beginning of period	2,888,623

Cash and cash equivalents, end of period	$1,856,488

Supplemental disclosures of cash flow information, cash paid during the period for interest	$1,157,162

Non-cash investing and financing activities
Property and equipment acquired under capital leases	$1,571,351

The accompanying notes are an integral part of the consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Principles

Nature of operations
LDMI Telecommunications, Inc. (the “Company” or “LDMI”) was organized on May 15, 1990 (commenced operations on June 1, 1992) for the purpose of providing long-distance, local, and other telecommunication services, concentrating primarily on small and medium-sized businesses. The Company also provides Internet consulting, E-Business services, connectivity, security, managed hosting and application services. The Company has three wholly owned subsidiaries (LDMI of Canada, Ltd., LDMI of Ireland, Ltd., and LDMI of the U.K., Ltd.), all of which did not have any operational activity in 2004. All intercompany accounts and transactions were eliminated in consolidation.

The FCC has recently ruled in its triennial review order that the incumbent local phone companies (“ILEC”) will no longer have to provide unbundled network element platform (“UNE-P”) level services. The ruling is effective March 11, 2005 for new customers and March 11, 2006 for existing bases of customers. The Company anticipated this ruling and during 2004 began to narrow its selling efforts to geographic territories covered by its local network. The Company plans to migrate its existing customers on the UNE-P platform to its own network or alternative wholesale platforms prior to March 2006. The Company also plans to expand and enhance its existing network over this same time period. Management believes that cash on hand and cash generated by operations and funding from the Michigan Broadband Authority (see footnote 11) are adequate to fund these plans. While management is confident it can migrate its customers and expand its network, there can be no assurance that we will be successful and ultimately obtain profitability.

Cash and cash equivalents
The Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

Property and equipment
Property and equipment are stated at cost, less an allowance for accumulated depreciation and amortization. Depreciation and amortization are computed using accelerated and straight-line methods over the estimated useful lives of the assets, which range from 2 to 15 years.

Computer software development costs for specified internal applications are deferred and amortized on a straight-line basis over 3 to 5 years in accordance with Statement of Position 98-1 issued by the American Institute of Certified Public Accountants.

Upon retirement or disposal of property and equipment, the costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

Intangibles and other assets
Intangibles and other assets consist primarily of acquired customers, deferred financing costs and legal fees. The Company acquired other identifiable intangible assets and the associated costs are deferred and amortized on a straight-line basis over 24-36 months. Financing costs are amortized over the terms of the applicable debt agreements.

Upon retirement or disposal of intangible assets or goodwill, the costs and accumulated amortization are removed from the accounts and any gain or loss is included in the results of operations.

Long-lived assets
The Company periodically reviews the carrying value of its long-lived assets. Long-lived assets to be held and used in operations are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. An impairment loss would be recognized if the amount by which the carrying value of the assets exceeds the sum of the expected long-term discounted cash flows.

1. Summary of Significant Accounting Principles (continued)

Revenue recognition
The Company recognizes revenue on telecommunications and enhanced communications services in the period such services are provided. Revenue on billings to customers in advance of providing services is deferred and recognized when earned. Revenues from product (hardware and software) sales are generally recognized upon performance of contractual obligations. Revenue from time and material service contracts is recognized as the services are provided. Revenue from service contracts is recognized proportionately over the contract period, at the time of performance or upon customer acceptance as defined in the customer contract.

Investments
Investments consist of 4,565 shares of Interactive Voice Data Fax, Inc. common stock, purchased during 2000 at $16.55 per share. The Company accounts for this investment using the cost method. The shares are not publicly traded, however the Company reviews the investment for changes in estimated fair value. An impairment loss is recognized if the decline in estimated fair value is deemed to be “other than temporary.” There was no impairment loss recorded in 2004.

Stock-based compensation
The Company has a stock-based compensation plan, which is described in detail in Note 6. The Company applies Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its plan. In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS No. 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company continues to account for stock-based compensation using the intrinsic value method pursuant to APB 25 and has not adopted the recognition provisions of SFAS No. 123, as amended by SFAS No. 148. APB 25 requires that compensation expense be recognized for any difference between the exercise price of the option and the fair value of the common stock at the measurement date. As a result, no compensation expense was recognized by the Company in 2004 pursuant to non qualified and incentive options which vested during the period. The following table illustrates the effect on net earnings if the Company had applied the fair value recognition provisions of SFAS No. 123, as amended, to stock-based employee compensation:

2004
Net loss, as reported	$(2,056,684)
Less - total stock based compensation expense determined under the fair value method for all awards	(156,421)
Pro Forma, net loss	$(2,213,105)

The fair value of options granted during 2004 was estimated at the date of grant using the Black-Scholes option pricing and the minimum value method with the following weighted average assumptions:

2004
Risk free interest rates	3.78%
Expected life, in years	5
Expected volatility	0
Expected dividend yield	0
Weighted average fair value of options granted	$0.12

Advertising
Advertising costs are expensed when incurred. Advertising expense for the year ended December 31, 2004 was approximately $1,637,000.

1. Summary of Significant Accounting Principles (continued)

Concentration of credit risk
Telecommunication and data product sales and services are provided on credit to the Company’s customers. Services are executed in accordance with specific contract terms. Service and hosting contracts are usually one to three years in length. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. The Company maintains an allowance for losses and utilizes the allowance method for losses based on such factors as known disputed items, receivable balances and aging, and historical loss and collection experience. Accounts are written-off when receivables are determined to be uncollectible. The related provision for bad debts is included in selling, general and administrative expenses. Recoveries of amounts previously written-off are recorded as an offset to bad debt expense.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and contingent liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from the estimates made in the preparation of the financial statements.

2. Property and Equipment

Property and equipment consist of the following at December 31:

2004

Switching and other transmission equipment	$13,306,285
Furniture, fixtures and computer equipment	14,265,878
Software	6,997,744
Installed circuits	1,144,737
Leasehold improvements	485,992
Assets in progress	25,271
Subtotal	$36,225,907
Less accumulated depreciation and amortization	(18,549,694)
Total	$17,676,213

Property and equipment under capital leases consisted of approximately $5,776,000 at December 31, 2004. The majority of the assets under capital lease are included in switching and other transmission equipment. Capital lease assets are amortized over the useful life of the respective assets, or the lease term, whichever is shorter.

The Company capitalizes internal and external costs incurred to develop internal use software which is included in switching and other transmission equipment, and software. Capitalized development costs of internal use software was approximately $2,016,000 for the year ended December 31, 2004. Amortization of $393,000 was recorded in 2004, related to these costs.

3.  Intangibles and Other Assets

Intangibles and other assets consist of the following at December 31, 2004:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Customer base	$3,266,542	$2,994,330	$272,212
Other	506,178	421,839	84,339

Total	$3,772,720	$3,416,169	$356,551

3. Intangibles and Other Assets (continued)

    Amortization expense for the year ended December 31, 2004 was $1,801,997.

Estimated amortization expense is as follows:

Year ending December 31
2005	$337,741
2006	$18,810
$356,551

4. Debt

Bank Line of Credit
On July 1, 2004, the Company amended its agreement with CapitalSource Finance LLC, which allows for revolving credit and term loan facilities. The Company may initially borrow up to $10,000,000 under the revolving credit agreement. Under the terms of the agreement, the Company may increase the maximum borrowings under that facility up to $28,500,000. Availability under the agreement is based on a percentage of eligible billed and unbilled receivables. Excess availability was $1,496,925 as of December 31, 2004. Interest under the revolving credit facility is payable monthly at the lender’s prime rate, 5.25% at December 31, 2004, plus 3.25%, but interest shall not be less than 8.25%. Under the most restrictive term of the credit facility, the Company is required to maintain a certain fixed charge coverage ratio. All assets of the Company are pledged as collateral under the revolving credit and term loan agreement.

Long-Term Debt
Long-term debt consists of the following at December 31, 2004:

Capital lease, GE Capital	$717,625
Capital leases, others	1,816,551
Term loan, CapitalSource Finance	2,500,000
$5,034,176
Less current portion	2,394,916
Long-term portion	$2,639,260

Capital lease, GE Capital
On June 1, 1998, the Company entered into a master lease agreement with Transamerica Business Credit Corporation, which was subsequently purchased by GE Capital. The Company has entered into 18 leases under the terms of this agreement. On October 2, 2003, the Company entered into a new lease agreement with GE Capital. Amortization expense of approximately $2,780,000 has been recorded and included in accumulated depreciation as of December 31, 2004. The outstanding balance on these noncancelable capital lease obligations at December 31, 2004 is $717,625 (net of $101,187 representing future interest payments). The leases are payable in various monthly installments through 2006.

Capital leases, others
The Company has other noncancelable capital lease obligations for switching equipment, certain computer equipment and office equipment of $1,816,551 (net of $326,604 representing future interest payments) at December 31, 2004. Amortization expense of approximately $1,305,000 has been recorded and included in accumulated depreciation as of December 31, 2004. The leases extend through December 2007.

4. Debt (continued)

    Term Loan, Capital Source

On June 13, 2003, the Company borrowed $4,000,000 from Capital Source Finance LLC, under a term loan facility. Interest on the term loan under the amended agreement is payable monthly at lender’s prime rate, 5.25% at December 31, 2004, plus 4.5% but not less than 9.5%. Monthly principal payments of $83,333 are required through February 2006, with a final payment due March 18, 2006.

Maturities of all long-term debt obligations described above are as follows:

Year ending December 31
2005	$2,394,916
2006	1,827,104
2007	812,156
2008	--
2009	--
$5,034,176

5. Employee Benefit Plan

LDMI has a 401(k) retirement savings plan under which employees may contribute a portion of their annual salary. Employees are eligible to participate in the plan after three months of full-time employment. The Company expensed approximately $142,000 in 2004 under this plan.

6. Common Stock

At December 31, 2004, the 1996 Stock Option Plan (the "Plan") for key employees had 6,945,000 common shares authorized for issuance under the Plan, of which 165,100 were exercised. At December 31, 2004, the Company has 8,007,658 common shares authorized in total for issuance under the Plan and for the exercise of certain stock options not issued under the 1996 Stock Option Plan. The Plan authorizes the Company to issue incentive stock options and nonqualified options to employees and others designated by the Board of Directors. The Company has also granted options at various dates outside of the Plan. Options are generally exercisable over a 10-year period from the date of grant and vest according to a schedule established in each option agreement. Options are granted to employees at the fair market value of the common stock on the date of grant as determined by the Compensation Committee of the Board of Directors.

Following is a summary of incentive stock options and nonqualified stock options granted by the Company:

	Options	Weighted average exercise price
Outstanding at January 1, 2004	7,099,339	$1.33

Granted	797,000	0.72
Forfeited	(60,625)	2.34
Canceled and Expired	(155,206)	2.53
Exercised	(100)	1.00
Outstanding at December 31, 2004	7,680,408	$1.23
Exercisable at December 31, 2004	5,807,157	$1.34

6. Common Stock (continued)

Information with respect to stock options outstanding at December 31, 2004 follows:

Range of exercise prices	Avg. Exercise price	Outstanding at Dec 31, 2004	Average remaining contractual life (years)
$0.0000 - $0.3000 $0.3001 - $0.9000 $0.9001 - $1.2000 $1.2001 - $1.5000 $1.5001 - $1.8000 $1.8001 - $2.1000 $2.1001 - $2.4000 $2.4001 - $3.0000	$0.0100 $0.7203 $1.0000 $1.3095 $1.8000 $2.0000 $2.3600 $3.0000	912,500 1,305,785 1,263,500 1,938,535 820,000 1,028,000 112,438 299,650	3.6 9.0 5.7 5.8 4.4 5.2 5.9 5.9

7. Preferred Stock

On July 3, 1997, the Company authorized the issuance of 1,950,000 shares and sale of 1,500,000 shares of its no par, Series A, 6% Senior Convertible Participating Preferred Stock ("Series A Preferred Stock") at approximately $1.87 per share for $2.8 million ($2 million in cash and an $800,000 demand note). In addition, on August 29, 1997, 438,200 shares of Series A Preferred Stock were sold to each of two other investors for $1.87 per share resulting in aggregate proceeds of approximately $818,000. The proceeds to the Company from the investors (net of transaction costs of approximately $266,000) were approximately $3,352,000.

Holders of the Series A Preferred Stock are entitled to cumulative dividends upon issuance of $0.11 per share annum whether or not declared by the Board of Directors, to share on an equal basis in dividends paid on the common stock, to preference in liquidation over holders of common stock at $1.87 per share plus accrued cumulative dividends and thereafter to share on an equal basis with the common stock in distributions in liquidation, and to convert each share of such stock into one share of common stock, subject to antidilution adjustments upon issuance of additional common shares by the Company. Authorized but unissued common stock is reserved for issuance upon such conversion. Each share of Series A Preferred Stock has the same voting rights as the number of common shares into which it is convertible.

As a result of the issuance of the Series E Preferred Stock referred to below, the conversion price of the Series A Preferred Stock was adjusted to $1.83 per share.

As of December 31, 2004, cumulative dividends accrued for the holders of Series A Preferred Stock totaled $1,591,877.

On July 28, 1998, the Company authorized the issuance of 3,400,000 shares and sale of 3,386,200 shares of its no par, Series B, 6% Senior Convertible Preferred Stock ("Series B Preferred Stock") at approximately $2.95 per share. The proceeds to the Company from the investors (net of transaction costs of approximately $77,000) were approximately $10,000,000.

Holders of the Series B Preferred Stock are entitled to cumulative dividends upon issuance of $0.18 per share annum whether or not declared by the Board of Directors, to preference in liquidation over holders of common stock at $2.04 per share plus accrued cumulative dividends and to convert each share of such stock into one share of common stock, subject to antidilution adjustments upon issuance of additional common shares by the Company. Authorized but unissued common stock is reserved for issuance upon conversion. Each share of Series B Preferred Stock has the same voting rights as the number of common shares into which it is convertible.

On March 7, 2000, the Company amended the terms of the Series B Preferred Stock to eliminate the participation provisions (i.e., the participation on an equal basis with the common stock in dividends

7.  Preferred Stock (continued)

and distributions on liquidation) and otherwise conform certain provisions of the Series B Preferred Stock to the terms of the Series C Preferred Stock referred to below. In connection with such amendment, the Company authorized the issuance of an additional 1,700,000 shares of Series B Preferred Stock and issued to the holders of the Series B Preferred Stock, on a pro rata basis, an additional 1,515,800 shares of Series B Preferred Stock which served to reduce its liquidation value to $2.04 per share.

As a result of the issuance of the Series E Preferred Stock referred to below, the conversion price of the Series B Preferred Stock was adjusted to $1.97 per share.

As of December 31, 2004, cumulative dividends accrued for the holders of Series B Preferred Stock totaled $3,818,351.

On March 7, 2000, the Company authorized the issuance of 4,500,000 shares and sale of 4,086,085 shares of its no par, Series C, 6% Senior Convertible Preferred Stock (“Series C Preferred Stock”) at approximately $4.24 per share for $17,325,000 ($14,825,000 in cash and $2.5 million from the conversion of demand notes). The proceeds to the Company from the investors (net of transaction costs of approximately $84,000) were approximately $14,741,000.

Holders of the Series C Preferred Stock are entitled to cumulative dividends upon issuance of $0.25 per share annum whether or not declared by the Board of Directors, to preference in liquidation over holders of common stock at $4.24 per share plus accrued cumulative dividends, and to convert each share of such stock into one share of common stock, subject to anti-dilution adjustments upon issuance of additional common shares by the Company. Authorized but unissued common stock is reserved for issuance upon such conversion. Each share of Series C Preferred Stock has the same voting rights as the number of common shares into which it is convertible.

As a result of the issuance of the Series E Preferred Stock referred to below, the conversion price of the Series C Preferred Stock was adjusted to $3.52 per share.

As of December 31, 2004, cumulative dividends accrued for the holders of Series C Preferred Stock totaled $4,925,691.

On April 23, 2001, the Company authorized the issuance of 7,500,000 shares and sale of 4,651,163 shares of its Series D, 6% Senior Convertible Preferred Stock (“Series D Preferred Stock”) at approximately $2.15 per share. The proceeds to the Company from the investors (net of transaction costs of approximately $175,000) were approximately $9,825,000. The Company also issued 299,987 warrants to purchase common stock at $2.15 per share in connection with the sale of the Series D Preferred Stock. The warrants were assigned a value of $165,582.

Holders of the Series D Preferred Stock are entitled to cumulative dividends upon issuance of $0.13 per share annum whether or not declared by the Board of Directors, to preference in liquidation over holders of common stock at $2.15 per share plus accrued cumulative dividends, and to convert each share of such stock into one share of common stock, subject to anti-dilution adjustments upon issuance of additional common shares by the Company. Authorized but unissued common stock is reserved for issuance upon such conversion. Each share of Series D Preferred Stock has the same voting rights as the number of common shares into which it is convertible.

As a result of the issuance of the Series E Preferred Stock referred to below, the conversion price of the Series D Preferred Stock was adjusted to $2.07 per share.

As of December 31, 2004, cumulative dividends accrued for the holders of Series D Preferred Stock totaled $2,233,067.

On May 6, 2003 the Company authorized the issuance of 4,000,000 shares and sale of 3,870,968 shares of its Series E, 8% Senior Convertible Preferred Stock (“Series E Preferred Stock”) at approximately $1.55 per share for $6,000,002. The proceeds to the Company from the investors (net of transaction costs of approximately $208,000)

7. Preferred Stock (continued)

were approximately $5,792,000. The proceeds were received by the Company as follows: (a) $5,560,000 on May 6, 2003, and (b) $440,000 on May 8, 2003.

Holders of the Series E Preferred Stock are entitled to cumulative dividends upon issuance of $0.12 per annum whether or not declared by the Board of Directors, to preference in liquidation over holders of common stock at $1.55 per share plus accrued cumulative dividends, and to convert each share of such stock into one share of common stock, subject to anti-dilution adjustments upon issuance of additional common shares by the Company. Authorized but unissued common stock is reserved for issuance upon such conversion. Each share of Series E Preferred Stock has the same voting rights as the number of common shares into which it is convertible. The Series E Preferred Stock has preference over the other series of preferred stock in liquidation, dissolution or winding up of the Company.

As of December 31, 2004 cumulative dividends accrued for the holders of Series E Preferred Stock totaled $769,951.

After January 1, 2008 and prior to July 1, 2008, the majority holders of all preferred stock (and any common stock acquired upon conversion of any preferred stock) will have the right to require, upon a vote by the shareholders, the Company to redeem such shares for a price that is equal to the higher of fair market value (determined utilizing the appraisal methodologies of a qualified third party agreed upon by the majority holders) or the original price paid plus accrued and unpaid dividends. During 2004, accretion of $115,293 was recorded to adjust the carrying amounts of preferred stock to their redemption value.

8. Income Taxes

A summary of the components of the provision for income taxes for the year ended December 31, 2004 is as follows:

Current provision	$(497,000)

Deferred benefit	(258,000)
Change in valuation allowance	755,000
Provision for income taxes	$--

The difference between the effective rate and the statutory tax rate of 34% results primarily from the utilization of net operating losses not previously recognized and the valuation allowance provided on the Company’s deferred tax assets, which primarily consists of net operating loss carryforwards.

Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations and net operating loss carryforwards. Significant components of the Company’s deferred tax assets and liabilities result primarily from the treatment of certain organizational costs, book-to-tax depreciation/amortization differences and reserves for bad debts.

8. Income Taxes (continued)

At December 31, 2004, the components of deferred tax assets and liabilities are as follows:

2004
Deferred tax assets	$7,125,000
Net operating loss carryforwards	12,441,000
Valuation allowance	(17,545,000)
Total deferred tax assets	2,021,000
Deferred tax liabilities	(2,021,000)
Net deferred tax assets	$--

Net deferred tax assets at December 31, 2004 are entirely offset by a valuation allowance. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

As of December 31, 2004, net operating loss carryforwards of approximately $36,592,065 were available for federal income tax purposes, expiring at various dates starting in 2010. Approximately $390,000 of the net operating loss carryforwards are subject to limitations under Internal Revenue Code Section 382.

9. Operating leases

The Company occupies a facility owned by a stockholder under an operating lease. Rent expense under this lease was approximately $90,000 in 2004.

The Company moved its corporate headquarters during June 2003 to Southfield, Michigan. The lease agreement is for a term of ten years, six months beginning June 1, 2003 and expiring November 30, 2013.

The Company and its Subsidiaries have various operating leases for equipment and facilities. Aggregate rent expense and utilities required to be paid under the lease agreements was approximately $1,715,000 for the year ended December 31, 2004, including approximately $208,000 paid to stockholders in 2004.

Future minimum rentals under noncancelable operating lease obligations are as follows:

Year ending December 31
2005	$2,422,140
2006	1,929,732
2007	1,917,912
2008	1,896,468
2009	1,918,280
2010 and thereafter	6,865,021
Total	$16,949,553

10. Commitment and Contingencies

The Company enters into a variety of agreements in the normal course of business. Some of these agreements may contain indemnifications or guarantees. The Company provides for any estimated liabilities under these agreements. In the opinion of management, the amount of any liability that may result with respect to these agreements will not materially affect the financial position or results of operations of the Company.

The Company is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of any liability which may result with respect

10. Commitment and Contingencies (continued)

to these actions will not materially affect the financial position or results of operations of the Company.

In the ordinary course of business, the Company enters into purchase agreements with the vendors of its telecommunications services, which expire at various dates through 2008. As of December 31, 2004, the Company had remaining commitments to purchase approximately $7,514,000 of telecommunications services.

11. Subsequent Events

On February 25, 2005, LDMI received a commitment letter for a term loan from the Michigan Broadband Development Authority, not to exceed $5,100,000. The loan is for 42 months with an interest rate of 8% per annum. This loan will be used for expanding and enhancing the Company’s broadband network.

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Balance Sheet - Unaudited
March 31, 2005

2005

Assets
Current assets
Cash and cash equivalents	$1,540,128
Accounts receivable (net of allowance of $1,399,084 at March 31, 2005)	12,027,040
Prepaid expenses	967,466
Other current assets	9,868
Total current assets	14,544,502
Property and equipment, net	17,698,710
Investments	75,555
Intangible and other assets, net	41,803
Security deposits	302,431

Total assets	$32,663,001

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities
Line of credit	$2,123,276
Current portion of long-term debt	2,492,627
Trade accounts payable	12,717,615
Deferred revenue	3,177,622
Accrued compensation	3,222,065
Accrued taxes and other liabilities	997,863
Total current liabilities	24,731,068
Long-term debt (exclusive of current maturities)	2,426,030
Total liabilities	27,157,098

Series A, 6% Senior Convertible Participating preferred stock (no par value; 1,950,000 shares authorized; 1,938,320 shares issued and
outstanding; liquidation value of $5,269,839 at March 31, 2005)	5,195,687
Series B, 6% Senior Convertible preferred stock (no par value;
5,100,000 shares authorized; 4,902,000 shares issued and outstanding;
liquidation value of $13,965,491 at March 31, 2005)	13,940,970
Series C, 6% Senior Convertible preferred stock (no par
value; 4,500,000 shares authorized; 4,086,085 shares issued and outstanding;
liquidation value of $22,506,071 at March 31, 2005)	22,476,590
Series D, 6% Senior Convertible preferred stock (no par
value; 7,500,000 shares authorized; 4,651,162 shares issued and outstanding;
liquidation value of $12,384,228 at March 31, 2005)	12,146,527
Series E, 8% Senior Convertible preferred stock (no par value;
4,000,000, shares authorized; 3,870,968 shares issued and outstanding;
liquidation value of $6,886,080 at March 31, 2005)	6, 762,899
Stockholders' Deficit
Common stock ($.01 par value; 45,000,000 shares authorized; 7,990,213 shares issued and outstanding at March 31, 2005)	79,902
Additional paid-in capital - common stock	8,255,543
Additional paid-in capital - warrants	165,582
Accumulated deficit	(63,517,797)
Total stockholders' deficit	(55,016,770)

Total liabilities, convertible preferred stock and stockholders' deficit	$32,663,001

The accompanying notes are an integral part of these consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Statement of Operations - Unaudited
For the Three Months Ended March 31, 2005 and 2004

	2005	2004

Net revenue	$29,485,671	$29,934,331

Costs and expenses:
Cost of revenues (excluding depreciation and amortization below)	14,982,038	14,513,773
Selling, general and administrative	13,093,705	14,308,170
Depreciation and amortization	1,689,086	1,655,880
Total costs and expenses	29,764,829	30,477,823

Operating loss	(279,158)	(543,492)

Other expense	(182,374)	(250,888)
Interest expense	(304,876)	(287,438)

Net loss	$(766,408)	$(1,081,818)

The accompanying notes are an integral part of the consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Consolidated Statement of Cash Flows - Unaudited
For the Three Months Ended March 31, 2005 and 2004

	2005	2004
Cash flows used in operating activities
Net loss	$(766,408)	$(1,081,818)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,689,086	1,655,880
Changes in assets and liabilities that provided (used) cash
Accounts receivable	(181,827)	(1,451,026)
Prepaid expenses and other current assets	366,395	512,938
Other assets	(97,015)	(8,684)
Trade accounts payable	1,775,848	(1,993,578)
Accrued liabilities	472,352	1,350,619
Net cash provided by (used in) operating activities	3,258,431	(1,015,669)
Cash flows from investing activities
Acquisitions of property and equipment	(844,510)	(1,408,440)
Net cash used in investing activities	(844,510)	(1,408,440)
Cash flows from financing activities
Repayment of long-term debt	(667,841)	(647,518)
Net borrowings (payments) on line of credit	(2,062,440)	1,223,512
Net cash provided by (used in) financing activities	(2,730,281)	575,994
Net decrease in cash	(316,360)	(1,848,115)
Cash and cash equivalents, beginning of period	1,856,488	2,888,623

Cash and cash equivalents, end of period	$1,540,128	$1,048,508

Supplemental disclosures of cash flow information, cash paid during the period for interest	$304,876	$287,438

Non-cash investing and financing activities
Property and equipment acquired under capital leases	$552,324	$246,523

The accompanying notes are an integral part of the consolidated financial statements.

LDMI Telecommunications, Inc. and Subsidiaries
Notes to Consolidated Financial Statements - Unaudited

 Note 1

Basis of Presentation
The consolidated condensed financial statements include the accounts of LDMI Telecommunications, Inc. and its wholly owned subsidiaries (collectively the “Company” or “LDMI”). All intercompany accounts and transactions were eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules of the Securities and Exchange Commission Regulation S-X for interim financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2004, included elsewhere herein.

Risks and Uncertainties
Future results of operations involve a number of risks and uncertainties. Factors that could affect future operating results and cash flows and cause actual results to vary materially from historical results include, but are not limited to:

•
Changes in government policy, regulation and enforcement or adverse judicial or administrative interpretations and rulings or legislative action relating to regulations, enforcement and pricing, including, but not limited to, changes that affect the continued availability until March 11, 2006 and, thereafter, the cost of certain elements of the unbundled network element platform of the local exchange carriers network and the costs associated therewith and thereafter the cost of certain unbundled network element platform elements utilized with our network.

•
Increased price competition in the local and long distance services, including bundled services, and overall competition with the telecommunications industry, including, but not limited to, in the State of Michigan.

Negative developments in these areas could have a material adverse effect on our business, financial condition and results of operations.

Note 2 - Stock Based Employee Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” In 1995, the FASB issued SFAS No. 123, which established a fair value based method of accounting for stock-based employee compensation. The Company continues to account for stock-based compensation using the intrinsic value method pursuant to APB 25 and has not adopted the recognition provisions of SFAS No. 123, as amended by SFAS No. 148.

The Company’s 1996 Stock Option Plan (the “Plan”) for key employees had 6,945,000 common shares authorized for issuance under the Plan, of which 165,100 were exercised. At March 31, 2005, the Company has 8,007,658 common shares authorized in total for issuance under the Plan and for the exercise of certain stock options not issued under the 1996 Stock Option Plan. The Plan authorizes the Company to issue incentive stock options and nonqualified options to employees and others designated by the Board of Directors. The Company has also granted options at various dates outside of the Plan. Options are generally exercisable over a ten year period from the date of grant and vest according to a schedule established in each option agreement. Options are granted to employees at the fair market value of the common stock on the date of the grant as determined by the Compensation Committee of the Board of Directors.

Note 2 - Stock Based Employee Compensation  (continued)

Had compensation costs for the Company’s stock-based employee compensation been determined under SFAS No. 123 and SFAS No. 148, the Company’s net loss would have increased to the following pro forma amount:

	Three Months Ended March 31,
	2005	2004
Net loss - as reported	$(766,408)	$(1,081,818)
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all grants, net of related tax effects	(26,580)	(39,993)
Net loss - pro forma	$(792,988)	$(1,121,811)

For purposes of pro forma disclosures under SFAS 123, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting period. The fair value of the options granted has been estimated at the various dates of the grants using the Black-Scholes option-pricing model and the minimum value method with the following assumptions:

•	Risk-free interest rate based on the weighted averaged 5 year U.S. treasury note strip rates;
•	Volatility based on the historical stock price over the expected term (5 years);
•	No expected dividend yield based on future dividend payment plans.

Note 3 - Recently Issued Accounting Pronouncements

In March 2005, the “FASB” issued FASB interpretation No. (“FIN”) 47 “Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143.” This Interpretation clarifies that a conditional retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The liability should be recognized when incurred, generally upon acquisition, construction or development of the asset. FIN 47 is effective no later than the end of the fiscal years ending after December 15, 2005. The Company is in the process of evaluating the impact of FIN 47.

Note 4 - Property and Equipment

Property and equipment consist of the following:
 March 31, 2005
Switching and other transmission equipment                       $13,306,285
Furniture, fixtures and computer equipment                            14,265,878
Software                                                                                          6,997,744
Installed circuits                                                                            1,144,737
Leasehold improvements                                                                485,992
Assets in progress              1,422,106
Subtotal                                                                      $37,622,742
Less: accumulated depreciation and amortization               (19,924,032)
Total                                                                            $17,698,710

Property and equipment under capital leases consisted of approximately $6,328,000 at March 31, 2005. The majority of the assets under capital lease are included in switching and other transmission equipment.

Note 4 - Property and Equipment (continued)

The Company capitalizes internal and external costs incurred to develop internal use software which is included in switching and other transmission equipment, and software. Capitalized development costs of internal use software was approximately $298,000 and $0 for the three months ended March 31, 2005 and 2004 respectively. Amortization of $243,929 and $93,474 was recorded for the three months ended March 31, 2005 and 2004, respectively, related to these costs.

Note 5 - Debt

Bank Line of Credit

The Company currently has a credit agreement with CapitalSource Finance LLC, which allows for revolving credit and term loan facilities. The Company may initially borrow up to $10,000,000 under the revolving credit agreement. Under terms of the agreement, the Company may increase the maximum borrowings under that facility up to $28,500,000. Availability under the agreement is based on a percentage of eligible billed and unbilled receivables. Excess availability was $3,047,723 as of March 31, 2005. Interest under the revolving credit facility is payable monthly at the lender’s prime rate, 5.75% at March 31, 2005, plus 3.25%, but interest shall not be less than 8.25%. Under the most restrictive term of the credit facility, the Company is required to maintain a certain fixed charge coverage ratio. All assets of the Company are pledged as collateral under the revolving credit and term loan agreement. As of March 31, 2005, the Company was in compliance with all covenants under the credit agreement.

Long Term Debt

Long-term debt consists of the following:
 March 31, 2005
Capital leases       $ 2,668,657
Term loan, CapitalSource Finance          2,250,000
                                                                                                         $ 4,918,657
Less: current portion                     2,492,627
Long-term portion                                                                        $ 2,426,030

Note 6 - Commitments and Contingencies

The Company is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of any liability which may result with respect to these actions will not materially affect the financial position or results of operations of the Company.

Note 7 - Subsequent Event

In January 2003, the Federal Communications Commission issued it Fifth Order under the Implementation of the Pay Telephone Reclassification and Compensation Provision of the Telecommunications Act of 1996. The Company recorded an accrual of approximately $865,000 based on its best estimates of the amounts that it may be required to pay to payphone providers under this statute. The Company has determined that they are no longer liable for amounts not billed under this order after two years from the accrual date which in the Company’s opinion is April 2, 2005. The Company has reversed approximately $800,000 of this accrual in the second quarter of 2005.

In May 2005, the Michigan Court of Appeals reversed a ruling by the Michigan Public Service Commission related to penalties granted to competitive local exchange carriers by local exchange carriers. As a result of this ruling, during the second quarter of 2005, the Company was billed approximately $520,000. Subsequent to the first quarter of 2005, the Company recorded its best estimate of the ultimate liability for this ruling.

Note 7 - Subsequent Event (continued)

On May 23, 2005 LDMI announced it had entered into an Agreement and Plan of Merger with Talk America Holdings, Inc. pursuant to which Talk America will acquire LDMI. On July 13, 2005 closing of the acquisition transaction occurred wherein for exchange of all the stock of LDMI, Talk America paid $24,000,000 in cash, issued 1.8 million shares of Talk America common stock, and repaid the existing balance outstanding under LDMI’s credit agreement of $4,731,847.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes have been prepared to give effect to the July 13, 2005 acquisition by Talk America Holdings, Inc. (“Talk America”) of LDMI Telecommunications, Inc. (“LDMI”) pursuant to the terms of the Agreement and Plan of Merger (the “Acquisition Agreement”), dated as of May 23, 2005, among Talk America, a subsidiary of Talk America and LDMI. Under the terms of the Acquisition Agreement, at the effective time of the acquisition on July 13, 2005, Talk America’s subsidiary was merged into LDMI, LDMI became Talk America’s indirect wholly owned subsidiary and, in exchange for all of the stock of LDMI, Talk America paid $24 million in cash and issued 1.8 million shares of Talk America common stock, 90,000 of which shares, together with approximately $1.1 million of the cash consideration paid by Talk America, have been deposited in escrow to be held as security for certain indemnification obligations to Talk America under the Acquisition Agreement. Also in connection with the closing of the acquisition, approximately $4.7 million of LDMI’s debt was repaid.

Talk America has prepared the accompanying unaudited pro forma condensed combined financial information for the LDMI acquisition to combine the statements of operations of Talk America with those of LDMI for the year ended December 31, 2004 and for the three months ended March 31, 2005 as if the acquisition transaction had closed on January 1, 2004. Additionally, the following information presents an unaudited pro forma condensed combined balance sheet that assumes that the acquisition of LDMI had occurred on March 31, 2005. The unaudited pro forma condensed combined financial information does not purport to be indicative of either a) the results of operations that would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations that will be reported in the future.

The accompanying unaudited pro forma condensed combined financial information has been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Talk America and the historical consolidated financial statements of LDMI as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 and for the year ended December 31, 2004. The historical consolidated financial statements of LDMI are included in this Report beginning on page F-2. The historical financial statements of Talk America are contained in its annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005, as amended and filed with the Commission on March 30, 2005, and its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the Commission on May 9, 2005. The unaudited pro forma condensed combined financial information should be read in conjunction with, and is qualified in their entirety by, the notes thereto and the historical consolidated financial statements of Talk America and LDMI, including the respective notes thereto.

The purchase method of accounting was used to prepare the unaudited pro forma condensed combined financial statements using estimated fair values of the assets and liabilities of LDMI at the date of the acquisition. The purchase accounting adjustments reflect the assets and liabilities of LDMI and were based upon management’s preliminary evaluation as of the filing date of this Report. The final purchase price allocation for the acquisition of LDMI will be based on formal third-party valuation of identifiable intangible assets, and in-depth analysis of the value of other assets acquired and liabilities assumed. The final purchase price allocation for the acquisition of LDMI may differ from management’s preliminary evaluation and such change could be materially different from amounts disclosed herein.

In the opinion of Talk America’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within the Commission regulations covering the preparation of pro forma information have been made. The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available to Talk America’s management. Such pro forma adjustments and the purchase price allocation could change as additional information becomes available, as estimates are refined or as additional events occur.

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2005
(UNAUDITED)
(In thousands)

	Historical		Pro Forma
	Talk America Consolidated	LDMI Consolidated	Adjustments		Talk America Combined
Assets
Current assets:
Cash and cash equivalents	$57,183	$1,540	$(24,000)	(1)	$29,750
			(600)	(1)
			(4,373)	(3)
Accounts receivable, trade	43,083	12,027	504	(11)	55,614
Deferred income taxes	27,782	--	2,297	(1)	30,079
Prepaid expenses and other current assets	6,236	977			7,213
Total current assets	134,284	14,544	(26,172)		122,656

Property and equipment, net	69,877	17,699			87,576
Goodwill	13,013	--	19,213	(1)	32,226
Intangible assets, net	1,266	42	6,258	(1)	7,566
Deferred income taxes	12,896	--	11,936	(1)	24,832
Capitalized software and other assets	8,873	378			9,251
	$240,209	$32,663	$11,235		$284,107

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,693	$12,718	$504	(11)	$56,915
Sales, use and excise taxes	9,588	338			9,926
Deferred revenue	14,272	3,178			17,450
Current portion of debt and capitalized lease obligations	2,541	4,616	(3,123	)(3)	4,034
Accrued compensation	1,843	3,222	1,500	(1)	6,565
Other current liabilities	5,575	659			6,234

Total current liabilities	77,512	24,731	(1,119)		101,124

Long-term debt and capitalized lease obligations	1,076	2,426	(1,250	)(3)	2,252
Deferred income taxes	9,963	--	3,176	(1)	13,139

Commitments and contingencies	--	--
Convertible preferred stock	--	60,522	(60,522	)(2)
Stockholders' equity:
Common stock	285	80	(80	)(2)	303
			18	(1)
Additional paid-in capital	357,075	8,421	(8,421	)(2)	372,991
			15,916	(1)
Accumulated deficit	(200,702)	(63,517)	63,517	(2)	(200,702)
Treasury stock	(5,000)	--			(5,000)
Total stockholders' equity	151,658	(55,016)	70,950		167,592
	$240,209	$32,663	$11,235		$284,107

See notes to unaudited pro forma condensed combined financial statements.

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(UNAUDITED)
(In thousands, except per share data)

	Historical		Pro Forma
	Talk America Consolidated	LDMI Consolidated	Adjustments		Talk America Combined

Revenue	$471,012	$120,652	$(128)	(10)	$591,536

Costs and expenses:
Network and line costs (excludes depreciation and amortization shown below)	225,244	59,898	2,849	(5)	287,863
			(128)	(10)
General and administrative expenses	72,020	--	25,342	(8)	97,362
Selling, general and administrative	--	55,188	(51,739)	(8)
			(2,849)	(5)
			(600)	(6)	--
Provision for doubtful accounts	21,313	--	2,237	(8)	23,550
Sales and marketing expenses	70,202	--	24,160	(8)	94,362
Depreciation and amortization	22,904	6,490	1,552	(9)	30,946
Total costs and expenses	411,683	121,576	824		534,083

Operating income	59,329	(924)	(952)		57,453
Other income (expense):
Interest income	290	--	(261)	(7)	29
Interest (expense)	(733)	(1,175)	704	(4)	(1,204)
Other income, net	1,895	42			1,937
Income before provision (benefit) for income taxes	60,781	(2,057)	(509)		58,215
Provision (benefit) for income taxes	23,969	--	(201)	(12)	23,648
			600	(6)
			(720)	(13)
Net income	$36,812	$(2,057)	$(188)		$34,567

Income per share - Basic:
Net income per share	$1.37				$1.21

Weighted average common shares outstanding	26,847		1,800	(1)	28,647

Income per share - Diluted:
Net income per share	$1.32				$1.17

Weighted average common and common equivalent shares outstanding	27,854		1,800	(1)	29,654

See notes to unaudited pro forma condensed combined financial statements.

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2005
(UNAUDITED)
(In thousands, except for per share data)

	Historical		Pro Forma
	Talk America Consolidated	LDMI Consolidated	Adjustments		Talk America Combined

Revenue	$119,835	$29,486	$(14)	(10)	$149,307

Costs and expenses:
Network and line costs (excludes depreciation and amortization shown below)	60,996	14,982	729	(5)	76,693
			(14)	(10)
General and administrative expenses	18,120	--	6,720	(8)	24,840
Selling, general and administrative	--	13,094	(12,169)	(8)
			(729)	(5)
			(196)	(6)	--
Provision for doubtful accounts	5,588	--	638	(8)	6,226
Sales and marketing expenses	10,268	--	4,811	(8)	15,079
Depreciation and amortization	9,501	1,689	500	(9)	11,690
Total costs and expenses	104,473	29,765	290		134,528

Operating income	15,362	(279)	(304)		14,779
Other income (expense):
Interest income	308	--	(143)	(7)	165
Interest (expense)	(25)	(305)	177	(4)	(153)
Other income, net	(20)	(182)			(202)
Income before provision for income taxes	15,625	(766)	(270)		14,589
Provision for income taxes	6,155	--	(106)	(12)	5,977
			196	(6)
			(268)	(13)
Net income	$9,470	$(766)	$(92)		$8,612

Income per share - Basic:
Net income per share	$0.35				$0.30

Weighted average common shares outstanding	27,086		1,800	(1)	28,886

Income per share - Diluted:
Net income per share	$0.34				$0.29

Weighted average common and common equivalent shares outstanding	27,813		1,800	(1)	29,613

See notes to unaudited pro forma condensed combined financial statements.

.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)   The purchase accounting adjustments to reflect fair value of assets and liabilities were based on management’s evaluation as of the filing date of this Report and are subject to change pending final evaluation of the assets and liabilities. At this time, the net book value of tangible assets is estimated to approximate fair value. It is not expected that the final allocation of purchase price to tangible assets or liabilities will produce materially different results from those presented below. Intangible assets could be materially different based on final valuations obtained from independent third-party appraisal groups.

Calculation of Purchase Price:
Cash consideration paid to LDMI shareholders, net of cash acquired	$22,460
Common stock issued (1.8 million shares at $8.88 per share), net of registration costs	15,934
LDMI debt and capitalized lease obligations	7,042
Transaction costs	600
Total purchase price	46,036
Allocated To:
Net assets acquired	$9,466
Fair value of intangible assets acquired	6,300
Deferred tax assets acquired, net	11,057
Excess purchase price allocated to goodwill	$19,213

Fair value of intangible assets acquired was based on management’s evaluation as of the filing date and consultation with an independent appraisal group. Intangible assets acquired consist of customer relationships which have a life of approximately three years.

Net assets acquired was calculated as follows:

LDMI total assets (excluding cash and intangibles)	$31,081
LDMI total liabilities (excluding debt and capitalized lease obligations)	20,115
Historical net assets	10,966
Less: change of control liabilities	1,500
Net assets acquired	$9,466

The change of control liabilities consists of severance and other contractual change of control payments payable by reason of the consummation of the transaction.

The deferred tax acquired consists of the following:

	Current	Long Term	Total
Deferred tax assets	$2,297	$11,936	$14,233
Deferred tax liabilities	--	3,176	3,176
Net	$2,297	$8,760	$11,057

The long-term deferred tax assets consist primarily of the carryforward of LDMI’s net operating losses.

(2)   To reflect the elimination of LDMI equity and the issuance of Talk America’s common stock (at a market price of $8.88, reflecting the average of the closing prices for the three days before and the three days after the announcement of the transaction on May 23, 2005).

(3)   Reflect the repayment of LDMI debt:
Current portion of long-term debt	$3,123
Long-term debt	1,250
Total debt repaid	$4,373

(4)  Reflect reduction in interest expense associated with the repayment of LDMI debt referenced in note 3.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (cont.)

(5)   The following expense components of the income statements have been reclassified to conform to Talk America’s financial statement presentation:
Year Ended December 31, 2004
(a)	Network repair costs of $671 classified as general and administrative expense at LDMI have been reclassified to network and line costs.
(b)	Network and support personnel costs of $2,021 classified as general and administrative expense at LDMI have been reclassified to network and line costs.
(c)	Switch rental and equipment maintenance costs of $157 classified as general and administrative expense at LDMI have been reclassified to network and line costs.

Three Months Ended March 31, 2005
(d)	Network repair costs of $185 classified as general and administrative expense at LDMI have been reclassified to network and line costs.
(e)	Network and support personnel costs of $467 classified as general and administrative expense at LDMI have been reclassified to network and line costs.
(f)	Switch rental and equipment maintenance costs of $77 classified as general and administrative expense at LDMI have been reclassified to network and line costs.

(6)    Reclassification of the accrual for Michigan’s Single Business Tax from general and administrative expense to provision for income taxes to conform to Talk America’s financial statement presentation.

(7)    Reduction of interest income due to the use of cash to fund the transaction.

(8)    Reallocation of LDMI’s selling, general and administrative expenses to conform to Talk America’s financial statement presentation.

(9)    Additional depreciation expense resulting from (a) an adjustment of the useful life of certain capitalized software costs from five years under LDMI’s depreciation policy to three years under Talk America’s policy and (b) the additional amortization expense resulting from the valuation of intangible assets as defined in note 1.

(10)   Elimination of certain revenue and network and line cost transactions between Talk America and LDMI during the historical periods.

(11)  Reclassification of customer credit balances from accounts receivable to accounts payable to conform to Talk America’s financial statement presentation.

(12)  Adjustment to record the income tax impact of the pro forma adjustments at Talk America’s effective income tax rate of 39.4%:

	12 months ended December 31, 2004	3 months ended March 31, 2005
Affect of pro forma adjustments before provision for income taxes	$(509)	$(270)
Effective tax rate	39.4%	39.4%
Provision (benefit) for income taxes	$(201)	$(106)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (cont.)

(13)   Adjustment to record the tax benefit of LDMI’s pre-tax losses at a federal tax rate of 35%:
	12 months ended December 31, 2004	3 months ended March 31, 2005
LDMI net loss before provision for income taxes	$(2,057)	$(766)
Effective tax tate	35%	35%
Provision (benefit) for income taxes	$(720)	$(268)